                                                                     Exhibit 3.5



                                                                               D


                        THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH
              One Ashburton Place, Boston, Massachusetts 02108-1512

                            ARTICLES OF ORGANIZATION
                           (GENERAL LAWS CHAPTER 156B)



                              ARTICLE I The name of
                               the corporation is:

                                    USC, INC.


                                   ARTICLE II
      The purpose of the corporation is to engage in the following business activities:

         To engage directly or indirectly in the business of providing facilities management and security services;

         To engage in any other business permitted to the Massachusetts General Business Laws.









NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON ONE SIDE ONLY OF SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

                                   ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to use:

----------------------------------------------------------------------------------------------------------------------

             WITHOUT PAR VALUE                                                  WITH PAR VALUE

----------------------------------------------------------------------------------------------------------------------
     TYPE                 NUMBER OF SHARES                TYPE               NUMBER OF SHARES             PAR VALUE
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
    Common:                voting 100,000                Common:                  -------                  -------
                        non-voting 100,000
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
  Preferred:                   ------                   Preferred:                -------                  -------
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

                                   ARTICLE IV
If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

         The Voting and Non-Voting Common Stock shall be identical in all respects, provided only that the Non-Voting Common Stock shall not, except as may otherwise be required by law, have any voting rights or powers.

                                    ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

         N/A

                                   ARTICLE VI
**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, of any class of stockholders:

         See Continuation Sheet 6A.









**If there are no provisions state "None".

NOTE: THE PRECEDING SIX (6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT.

                                   ARTICLE VII
The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty (30) days after the date of filing.

                                  ARTICLE VIII
THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:
                  Four Copley Place, Boston, MA 02116

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                          NAME               RESIDENTIAL ADDRESS                   POST OFFICE ADDRESS

President:        Steven C. Kletjian         75 Cambridge Parkway,               75 Cambridge Parkway,
                                             610 E. Cambridge, MA  02142         610 E. Cambridge, MA  02142

Treasurer:        Sharkay Kletjian           111 Riverside Drive                 111 Riverside Drive
                                             Norwell, MA  02161                  Norwell, MA  02161

Clerk:            Noel G. Posternak          118 Marlborough Street              118 Marlborough Street
                                             Boston, MA  02116                   Boston, MA  02116

Directors:        Steven C. Kletjian         75 Cambridge Parkway,               75 Cambridge Parkway,
                                             610 E. Cambridge, MA  02142         610 E. Cambridge, MA  02142

                  Sharkay Kletjian           111 Riverside Drive                 111 Riverside Drive
                                             Norwell, MA  02161                  Norwell, MA  02161

                  Robert P. Kletjian         16 Powers Road                      16 Powers Road, Andover
                                             Andover, MA 01810                   MA, 01810

                  Richard J. Kletjian        6 Crooked Meadow                    6 Crooked Meadow
                                             Hingham, MA  02043                  Hingham, MA 02043

Assistant         George A. Keches           2 Chestnut Avenue                   2 Chestnut Avenue
Clerk:                                       Medfield, MA 02052                  Medfield, MA  02052


c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: June

d. The name and business address of the resident agent, if any, of the corporation is: N/A

                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate





NOTE: IF AN EXISTING CORPORATION IS ACTING AS INCORPORATOR, TYPE IN THE EXACT NAME OF THE CORPORATION, THE STATE OR OTHER JURISDICTION WHERE IT WAS INCORPORATED, THE NAME OF THE PERSON SIGNING ON BEHALF OF SAID CORPORATION AND THE TITLE HE/SHE HOLDS OR OTHER AUTHORITY BY WHICH SUCH ACTION IS TAKEN.

with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 16th day of May, 1996,

                                 /s/ Michael J. Wolfson.
--------------------------------------------------------------------------------
                                     Michael J. Wolfson, Esq.
--------------------------------------------------------------------------------
                                     Posternak, Blankstein & Lund, L.L.P.
--------------------------------------------------------------------------------
                                     100 Charles River Plaza
--------------------------------------------------------------------------------
                                     Boston, MA 02114
--------------------------------------------------------------------------------

                        THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION
                          (GENERAL LAWS, CHAPTER 156B)


         ============================================================


         I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 16th day of May, 1996.







         Effective date:        /s/ William Francis Galvin
                        ---------------------------------------------






                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth







         FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200,000. For the purpose of filing, shares of stock with a par value less than $1.00, or no par stock shall be deemed to have a par value of $1.00 per share.




                          TO BE FILED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:


                     Michael J. Wolfson, Esq.
         ------------------------------------------------------------
                     Posternak, Blankstein & Lund, L.L.P.
         ------------------------------------------------------------
                     100 Charles River Plaza
         ------------------------------------------------------------
                     Boston, MA 02114
         ------------------------------------------------------------
         Telephone:        (617) 973-6117
                   --------------------------------------------------

                                   USC, INC>.

                            ARTICLES OF ORGANIZATION

                              Continuation Sheet 6A

        The Board of Directors of the Corporation may make, amend, or repeal the By-Laws of the Corporation, in whole or in part, except with respect to any provision thereof which, by law, the Articles of Organization, or the By-Laws, require action exclusively by the Stockholders entitled to vote thereon; but any By-Law adopted by the Board of Directors may be amended or repealed by the Stockholders.

        All meetings of Stockholders of the Corporation may be held within the Commonwealth of Massachusetts or elsewhere within the United States. The place of such meetings shall be fixed in, or determined in the manner provided in, the By-Laws.

        The Corporation may be a partner, general or limited, in any business enterprise which it would have the power to conduct by itself.

        A Director of this Corporation shall not be personally liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a Director, notwithstanding any provision of law imposing such liability, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the Director derived an improper personal benefit.

        Any repeal or modification of the foregoing paragraph by the Stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

         ============================================================